UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2007

McMoRan Exploration Co.
(Exact name of registrant as specified in its charter)

Delaware	001-07791	72-1424200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street
New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events
McMoRan Exploration Co. issued a press release dated November 1, 2007, announcing that it has priced an aggregate of $426.5 million in its public offerings of 16.25 million shares of common stock at $12.40 per share and 2.25 million shares of 6¾% mandatory convertible preferred stock at $100.00 per share (Exhibit 99.1).  McMoRan issued a separate press release dated November 1, 2007, announcing that it intends to offer an aggregate principal amount of $400 million in senior notes to the public (Exhibit 99.2). McMoRan intends to use the proceeds from these offerings to repay indebtedness under the $800 million unsecured bridge loan facility that was used to partially fund the acquisition of substantially all of the oil and gas properties of Newfield Exploration Company located on the outer continental shelf of the Gulf of Mexico.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McMoRan Exploration Co.

By: /s/ C. Donald Whitmire, Jr.
C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date:  November 2, 2007

McMoRan Exploration Co.
Exhibit Index

Exhibit Number

99.1
Press Release dated November 1, 2007, titled “McMoRan Exploration Co. Prices $426.5 Million in Offerings of 16.25 Million Shares of Common Stock and 2.25 Million Shares of Mandatory Convertible Preferred Stock.”

99.2	Press Release dated November 1, 2007, titled “McMoRan Exploration Co. Announces $400 Million Senior Notes Offering.”